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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                December 18, 2001


                               WEST COAST BANCORP

             (Exact name of registrant as specified in its charter)


                                     OREGON
                 (State or other jurisdiction of incorporation)

               0-10997                                 93-810577
        (Commission File Number)           IRS Employer Identification No.


                           5335 Meadows Rd, Suite 201
                              Lake Oswego, OR 97035
               (Address of principal executive offices) (zip code)


       Registrant's telephone number, including area code: (503) 684-0884
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ITEM 5. OTHER EVENTS

      On December 18, 2001, West Coast Bancorp ("Bancorp") announced that it had raised $5 million from its participation in a pooled trust preferred offering. Bancorp issued long-term floating rate trust preferred securities, redeemable at any time after five years and under certain other circumstances, and, at the same time, entered into a swap agreement fixing the interest rate on the securities for five years.

      On December 19, 2001, West Coast Bank (the "Bank"), a wholly owned subsidiary of Bancorp, settled pending litigation with B.A.S.S. Construction Company. The litigation matter has been previously reported in Bancorp's prior SEC filings, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2001. As part of the settlement, B.A.S.S. received an option to purchase the property at issue in the litigation by June 28, 2002. Bancorp expects to incur no further loss in connection with this matter.

      West Coast Bancorp is a Northwest community bank holding company, operating 42 offices in the western Oregon and Washington markets. West Coast Bancorp is the parent company of West Coast Bank and West Coast Trust.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION, AND EXHIBITS


      (a)   Financial Statements: Not Applicable

      (b)   Pro forma Financial Information: Not Applicable

      (c)   Exhibits.


            (99) Press Release, dated December 18, 2001, issued by the Bancorp announcing the trust preferred offering.
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated:  December 26, 2001

                                           WEST COAST BANCORP


                                     By:/s/Robert D. Sznewajs
                                        ---------------------------------------
                                           Robert D. Sznewajs
                                           President and Chief Executive Officer